UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2018, Chipotle Mexican Grill, Inc. (“Chipotle”), and Mark Crumpacker, Chief Marketing and Strategy Officer, entered into an agreement providing for Mr. Crumpacker’s resignation from Chipotle, effective March 15, 2018.

The agreement entitles Mr. Crumpacker to cash severance totaling 26 weeks of pay at his base salary, and related benefits pertaining to post-employment extension of health insurance benefits, and also allows him a period of 12 months to exercise vested stock-only stock appreciation rights, rather than the 90-day period provided in the award agreements. The agreement further provides that Mr. Crumpacker releases any legal claims against Chipotle, will not disparage Chipotle or interfere with its relationships with customers, suppliers, shareholders or the public, and agrees to hold certain information about Chipotle confidential, subject to exceptions to ensure compliance with applicable law. The agreement also provides that for a one-year period following his resignation, Mr. Crumpacker will not (i) directly or indirectly, own, manage, operate, control, be employed, or engaged in any capacity (whether or not for compensation) by, or render services, advice, or assistance in any capacity to, a business operating fast-casual, quick-service or casual dining restaurants in the continental United States where Chipotle or any of its affiliates conduct business, or (ii) solicit or hire Chipotle’s employees, or induce any of Chipotle’s suppliers, licensees, or other business relations to cease doing business with Chipotle or interfere with the relationship between any such supplier, licensee, or other business relation and Chipotle. The agreement is subject to a customary revocation period by Mr. Crumpacker. Other previously-disclosed agreements entered into with Mr. Crumpacker and providing for post-employment payments or other benefits remain in effect as well.

The foregoing description of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

Exhibit Index

Exhibit 10.1	Separation Agreement, dated March 13, 2018, between Mark Crumpacker and Chipotle Mexican Grill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

March 14, 2018	By:	/s/ Jack Hartung
Name: Jack Hartung Title: Chief Financial Officer